MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

               PPLUS CLASS A 7.00% TRUST CERTIFICATES SERIES LMG-3 PPLUS CLASS B 1.25% TRUST CERTIFICATES SERIES LMG-3

                                 TERMS AGREEMENT


                                                          August 19, 2004


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Michael F. Connor


Ladies and Gentlemen:

                  We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,222,000 PPLUS Class A 7.00% Trust Certificates Series LMG-3 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 1,222,000 PPLUS Class B 1.25% Trust Certificates Series LMG-3 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities").

                  Reference is made to the purchase agreement dated February 9, 1998 (the "Standard Purchase Agreement") between you and the undersigned. Subject to the terms and conditions set forth below and subject to the terms of the Standard Purchase Agreement which terms are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

                  The Underwritten Securities shall have the following terms:

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Title:                                                  PPLUS Trust Certificates Series LMG-3, offered
                                                        in two classes (Class A Trust Certificates and
                                                        Class B Trust Certificates)

Ratings:                                                "BBB-" from Standard & Poor's, and
                                                        "Baa3" from Moody's

Amount:                                                 1,222,000 Class A Trust Certificates
                                                        1,222,000 Class B Trust Certificates

Class A Trust Certificate Denominations:                Stated amount of $25 and integral multiples
                                                        thereof

Class B Trust Certificate Denominations:                Notional principal amount of $25 and integral
                                                        multiples thereof

Currency of payment:                                    U.S. dollars

Distribution rate or formula:                           Holders of Class A Trust Certificates will be
                                                        entitled to distributions at 7.00% per annum
                                                        through February, 2030, unless the Class A Trust
                                                        Certificates are redeemed or called prior to such
                                                        date.

                                                        Holders of Class B Trust Certificates will be
                                                        entitled to distributions at 1.25% per annum
                                                        through February, 2030, unless the Class B Trust
                                                        Certificates are redeemed or called prior to such
                                                        date.

Cut-off Date:                                           August 24, 2004

Distribution payment dates:                             February 1 and August 1, commencing February
                                                        1, 2005.

Regular record dates:                                   As long as the Underlying Securities are
                                                        represented by one or more global certificated
                                                        securities, the record day will be the close of
                                                        business on the Business Day prior to the
                                                        relevant distribution payment dates, unless a
                                                        different record date is established for the
                                                        Underlying Securities.  If the Underlying
                                                        Securities are no longer represented by one or
                                                        more global certificated securities, the
                                                        distribution payment date will be at least one
                                                        Business Day prior to the relevant distribution payment
                                                        dates.

Stated maturity date:                                   February 1, 2030

Sinking fund requirements:                              None

Conversion provisions:                                  None

Listing requirements:                                   Class A listed on the New York Stock Exchange

Black-out provisions:                                   None

Fixed or Variable Price Offering:                       Fixed Price Offering

Class A Trust Certificate Purchase Price:               $25 per Class A Trust Certificate

Class B Trust Certificate Purchase Price:               $3.3375 per Class B Trust Certificate

Form:                                                   Book-entry Trust Certificates with The
                                                        Depository Trust Company, except in certain
                                                        limited circumstances

Closing date and location:                              August 24, 2004, Shearman & Sterling LLP, 599
                                                        Lexington Avenue, New York, NY
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                  Please accept this offer no later than 10:00 A.M. (New York
City time) on August 19, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours,

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED



                                           By:    /s/ Michael F. Connor
                                                 ------------------------------
                                                      Authorized Signatory








Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By:     /s/ Brian Barrett
       ------------------------------
       Name:    Brian Barrett
       Title:   President